

                                                                                                    (UNAUDITED)
                                                                                                    EXHIBIT 11.0
                                                  Alexander & Alexander Services Inc.
                                            Computation of per Common Share Earnings
                                            Three and Six Months Ended June 30, 1995
                                             and 1994 (millions except per share amounts)

                                                Three Months Ended     Six Months Ended
                                                      June 30,           June 30,
                                                ------------------   -----------------
                                                  1995       1994    1995        1994
                                                  ----       ----    ----        ----
PRIMARY

  Earnings (Loss) Attributable to Common
  Shareholders:
  Income (loss) before cumulative effect of
    change in accounting                         $ 22.7    $ (2.2)  $ 64.4      $ (4.0)
  Cumulative effect of change in accounting         0.0       0.0      0.0        (2.6)
                                                 ------    ------   ------      ------
  Net income (loss)                                22.7      (2.2)    64.4        (6.6)
  Less:  Preferred stock dividends                 (6.3)     (2.1)   (12.5)       (4.2)
                                                 ------    ------   ------      ------
  Earnings (loss) attributable to common
    shareholders                                 $ 16.4    $ (4.3)  $ 51.9      $(10.8)
                                                 ======    ======   ======      ======

  Average Common and Common Equivalent Shares
  Outstanding:
  Average common shares outstanding                44.3      43.6     44.3        43.5
  Add shares of common stock assumed issued on
    exercise of stock options                       0.3       0.0      0.1         0.0
                                                 ------    ------   ------      ------
  Average common and common equivalent shares
    outstanding                                    44.6      43.6     44.4        43.5
                                                 ======    ======   ======      ======

FULLY DILUTED

  Fully Diluted Earnings Per Share:
  Income (loss) before cumulative effect of
    change in accounting                         $ 22.7    $ (2.2)  $ 64.4      $ (4.0)
  Cumulative effect of change in accounting         0.0       0.0      0.0        (2.6)
                                                 ------    ------   ------      ------
  Net income (loss)                                22.7      (2.2)    64.4        (6.6)
  Less:  Preferred stock dividends                 (6.3)     (2.1)   (12.5)       (4.2)
                                                 ------    ------   ------      ------
  Earnings (loss) attributable to common
    shareholders                                   16.4      (4.3)    51.9       (10.8)
  Add:  Series B preferred stock dividends          4.2       0.0      8.4         0.0
                                                 ------    ------   ------      ------
  Net income available to common shareholders    $ 20.6    $ (4.3)  $ 60.3      $(10.8)
                                                 ======    ======   ======      ======

  Average Common Shares Outstanding, Assuming
  Full Dilution:
  Average common shares outstanding                44.3      43.6     44.3        43.5
  Add shares of common stock assumed issued on:
    Exercise of stock options                       0.3       0.0      0.3         0.0
    Conversion of Series B preferred stock         12.4       0.0     12.3         0.0
                                                 ------    ------   ------      ------
  Average common shares outstanding, assuming
    full dilution                                  57.0      43.6     56.9        43.5
                                                 ======    ======   ======      ======

                                         44
